Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS A 14.1% INCREASE IN REVENUES

 TO $611.5 MILLION FOR Q4 2012

Plano, TX, February 20, 2013 — Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three months and year ended December 31, 2012.

Cinemark Holdings, Inc.’s revenues for the three months ended December 31, 2012 increased 14.1% to $611.5 million compared to $535.9 million for the three months ended December 31, 2011. For the three months ended December 31, 2012, admissions revenues increased 14.6% and concession revenues increased 14.5% due to a 9.6% increase in attendance, a 4.5% increase in average ticket price, and a 4.2% increase in concession revenues per patron.

Adjusted EBITDA for the three months ended December 31, 2012 increased 27.4% to $143.6 million from $112.7 million for the three months ended December 31, 2011. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release. Net income attributable to Cinemark Holdings, Inc. for the three months ended December 31, 2012 was $27.8 million compared to $18.3 million for the three months ended December 31, 2011. Diluted earnings per share for the three months ended December 31, 2012 was $0.24 compared to $0.16 for the three months ended December 31, 2011. Net income attributable to Cinemark Holdings, Inc. for the three months ended December 31, 2012 included a pre-tax loss on early retirement of debt of $5.6 million.

“It was an incredible year for the industry, as 2012 set a new record with an estimated $10.8 billion in domestic box office revenues, representing an increase of approximately 6.1% compared to 2011,” stated Tim Warner, Cinemark’s Chief Executive Officer. “Cinemark’s worldwide attendance set a company record of 263.7 million patrons. We also reached a milestone in Latin America, surpassing 100 million patrons. Cinemark continues to be the number one attended worldwide exhibitor.”

Cinemark Holdings, Inc.’s revenues for the year ended December 31, 2012 increased 8.5% to $2,473.5 million from $2,279.6 million for the year ended December 31, 2011. For the year ended December 31, 2012, admissions revenues increased 7.4% and concession revenues increased 10.7%, primarily due to a 6.6% increase in attendance and a 3.9% increase in concession revenues per patron.

Adjusted EBITDA for the year ended December 31, 2012 increased 13.4% to $589.2 million from $519.5 million for the year ended December 31, 2011. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release. Net income attributable to Cinemark Holdings, Inc. for the year ended December 31, 2012 increased to $168.9 million from $130.6 million for the year ended December 31, 2011. Diluted earnings per share for the year ended December 31, 2012 was $1.47 compared to $1.14 for the year ended December 31, 2011. Net income attributable to Cinemark Holdings, Inc. for the year ended December 31, 2012 included a pre-tax loss on early retirement of debt of $5.6 million.

As of December 31, 2012, the Company’s aggregate screen count was 5,240 and the Company had commitments to open 22 new theatres and 199 screens during 2013 and 8 additional new theatres with 88 screens subsequent to 2013.

Conference Call/Webcast — Today at 4:30 PM ET

Telephone: via 800-374-1346 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at investors.cinemark.com.  A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 465 theatres with 5,240 screens in 39 U.S. states, Brazil, Mexico, Argentina and 10 other Latin American countries as of December 31, 2012. For more information go to investors.cinemark.com.

Contact:

Chanda Brashears — 972-665-1671 or cbrashears@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants.  You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 28, 2012 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Statement of Income Data:
Revenues
Admissions	$386,095	$336,930	$1,580,401	$1,471,627
Concession	190,059	165,926	771,405	696,754
Other	35,380	33,015	121,725	111,232
Total revenues	$611,534	$535,871	$2,473,531	$2,279,613

Cost of operations
Film rentals and advertising	208,389	185,402	845,107	798,606
Concession supplies	30,309	27,046	123,471	112,122
Facility lease expense	68,556	68,167	281,615	276,278
Other theatre operating expenses	133,171	119,874	528,138	486,178
General and administrative expenses	41,613	34,796	148,624	127,621
Depreciation and amortization	37,621	34,870	147,675	154,449
Impairment of long-lived assets	1,559	3,432	3,031	7,033
Loss on sale of assets and other	4,164	817	12,168	8,792
Total cost of operations	525,382	474,404	2,089,829	1,971,079
Operating income	86,152	61,467	383,702	308,534
Interest expense (1)	(29,296)	(31,786)	(123,665)	(123,102)
Loss on early retirement of debt	(5,599)	—	(5,599)	(4,945)
Distributions from NCM	7,722	7,631	20,812	24,161
Loss on marketable securities - RealD	—	(12,610)	—	(12,610)
Other income	6,628	5,305	21,568	13,594
Income before income taxes	65,607	30,007	296,818	205,632
Income taxes	37,169	11,404	125,398	73,050
Net income	$28,438	$18,603	$171,420	$132,582
Less: Net income attributable to noncontrolling interests	616	340	2,471	2,025
Net income attributable to Cinemark Holdings, Inc.	$27,822	$18,263	$168,949	$130,557

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders:
Basic	$0.24	$0.16	$1.47	$1.15
Diluted	$0.24	$0.16	$1.47	$1.14

Weighted average diluted shares outstanding	113,958	113,339	113,824	113,224

Other Financial Data:
Adjusted EBITDA (2)	$143,585	$112,703	$589,235	$519,473

(1)       Includes amortization of debt issue costs.

(2)       Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to net income is provided in the financial schedules accompanying this press release.

	As of
	December 31,
	2012	2011
Balance Sheet Data (unaudited, in thousands):
Cash and cash equivalents	$742,664	$521,408
Theatre properties and equipment, net	1,304,958	1,238,850
Total assets	3,863,226	3,522,408
Long-term debt, including current portion	1,764,010	1,572,221
Equity	1,094,984	1,023,639

Segment Information

(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues
U.S.	$435,356	$376,988	$1,706,511	$1,593,667
International	178,783	161,291	777,663	696,119
Eliminations	(2,605)	(2,408)	(10,643)	(10,173)
Total revenues	$611,534	$535,871	$2,473,531	$2,279,613
Adjusted EBITDA
U.S.	$107,638	$82,121	$409,860	$371,212
International	35,947	30,582	179,375	148,261
Total Adjusted EBITDA	$143,585	$112,703	$589,235	$519,473
Capital Expenditures
U.S.	$33,163	$22,194	$107,323	$79,510
International	41,037	36,442	113,404	105,309
Total capital expenditures	$74,200	$58,636	$220,727	$184,819

Additional Segment Information (1)

(unaudited)

	U.S. Operating Segment			International Operating Segment			Consolidated
	Three Months Ended			Three Months Ended			Three Months Ended
	December 31,			December 31,			December 31,
			%			%			%
	2012	2011	Change	2012	2011	Change	2012	2011	Change
Admissions revenues	$280.5	$241.5	16.1%	$105.6	$95.4	10.7%	$386.1	$336.9	14.6%
Concession revenues	$137.5	$119.7	14.9%	$52.6	$46.3	13.6%	$190.1	$166.0	14.5%
Other revenues(2)	$14.7	$13.3	10.5%	$20.6	$19.7	4.6%	$35.3	$33.0	7.0%
Total revenues(2)	$432.7	$374.5	15.5%	$178.8	$161.4	10.8%	$611.5	$535.9	14.1%
Attendance	40.6	36.8	10.3%	23.1	21.3	8.5%	63.7	58.1	9.6%
Average ticket price	$6.91	$6.57	5.2%	$4.57	$4.48	2.0%	$6.06	$5.80	4.5%
Concession revenues per patron	$3.39	$3.26	4.0%	$2.28	$2.17	5.1%	$2.98	$2.86	4.2%
Average screen count	3,916	3,870		1,307	1,251		5,223	5,121

	U.S. Operating Segment		International Operating Segment		Consolidated
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2012	2011	2012	2011	2012	2011
Film rentals and advertising	$156.8	$135.7	$51.6	$49.7	$208.4	$185.4
Concession supplies	18.3	15.7	12.0	11.3	30.3	27.0
Salaries and wages	44.2	41.8	18.7	16.5	62.9	58.3
Facility lease expense	48.0	46.8	20.5	21.4	68.5	68.2
Utilities and other	43.9	42.0	26.4	19.6	70.3	61.6

	U.S. Operating Segment			International Operating Segment			Consolidated
	Year Ended			Year Ended			Year Ended
	December 31,			December 31,			December 31,
			%			%			%
	2012	2011	Change	2012	2011	Change	2012	2011	Change
Admissions revenues	$1,099.6	$1,033.6	6.4%	$480.8	$438.0	9.8%	$1,580.4	$1,471.6	7.4%
Concession revenues	$546.2	$503.4	8.5%	$225.2	$193.4	16.4%	$771.4	$696.8	10.7%
Other revenues(2)	$50.1	$46.5	7.7%	$71.6	$64.7	10.7%	$121.7	$111.2	9.4%
Total revenues(2)	$1,695.9	$1,583.5	7.1%	$777.6	$696.1	11.7%	$2,473.5	$2,279.6	8.5%
Attendance	163.6	158.5	3.2%	100.1	88.9	12.6%	263.7	247.4	6.6%
Average ticket price	$6.72	$6.52	3.1%	$4.80	$4.93	(2.6)%	$5.99	$5.95	0.7%
Concession revenues per patron	$3.34	$3.18	5.0%	$2.25	$2.18	3.2%	$2.93	$2.82	3.9%
Average screen count	3,909	3,847		1,289	1,174		5,198	5,021

	U.S. Operating Segment		International Operating Segment		Consolidated
	Year Ended		Year Ended		Year Ended
	December 31,		December 31,		December 31,
	2012	2011	2012	2011	2012	2011
Film rentals and advertising	$610.5	$574.2	$234.6	$224.4	$845.1	$798.6
Concession supplies	71.1	64.0	52.4	48.1	123.5	112.1
Salaries and wages	174.2	167.5	73.2	59.0	247.4	226.5
Facility lease expense	191.1	185.8	90.5	90.5	281.6	276.3
Utilities and other	182.9	174.5	97.8	85.2	280.7	259.7

(1)       Revenues, attendance and theatre operating costs are in millions. Average ticket price and concession revenues per patron are in dollars.

(2)       U.S. operating segment revenues include eliminations of intercompany transactions with the international operating segment.

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income	$28,438	$18,603	$171,420	$132,582
Income taxes	37,169	11,404	125,398	73,050
Interest expense	29,296	31,786	123,665	123,102
Loss on early retirement of debt	5,599	—	5,599	4,945
Loss on marketable securities - RealD	—	12,610	—	12,610
Other income	(6,628)	(5,305)	(21,568)	(13,594)
Depreciation and amortization	37,621	34,870	147,675	154,449
Impairment of long-lived assets	1,559	3,432	3,031	7,033
Loss on sale of assets and other	4,164	817	12,168	8,792
Deferred lease expenses — theatres (2)	(243)	252	58	1,218
Deferred lease expenses — DCIP (3)	1,020	993	4,046	2,937
Amortization of long-term prepaid rents (2)	685	681	2,673	2,657
Share based awards compensation expense (4)	4,905	2,560	15,070	9,692
Adjusted EBITDA (1)	$143,585	$112,703	$589,235	$519,473

(1)             Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, loss on early retirement of debt, loss on marketable securities — RealD, other income, depreciation and amortization, impairment of long-lived assets, loss on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense.  Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

(2)             Non-cash expense included in facility lease expense.

(3)             Non-cash expense included in other theatre operating expenses.

(4)             Non-cash expense included in general and administrative expenses.